Exhibit 99.1

FOR IMMEDIATE RELEASE
Financial Contact: Chris Sammons, 225-932-2546 chris.sammons@shawgrp.com
Media Contact: Gentry Brann, 225-987-7372 gentry.brann@shawgrp.com
     Shaw Reports Fourth Quarter and Record Fiscal Year 2009 Financial Results
•	Record annual revenue of $7.3 billion

•	Record annual operating cash flow of $716.9 million

•	Record cash of $1.5 billion

•	Record annual new awards of $14.4 billion
BATON ROUGE, La., Oct. 29, 2009 — The Shaw Group Inc. (NYSE: SHAW) today reported financial results for the fourth quarter and fiscal year ended Aug. 31, 2009. For the year, net income excluding the Westinghouse segment was $170.3 million, or $2.02 per diluted share. Net income including the Westinghouse segment, which includes non-operating foreign exchange translation losses, was $15.0 million, or $0.18 per diluted share.
In comparison, the prior year results excluding the Westinghouse segment were net income of $191.4 million, or $2.27 per diluted share, and including the Westinghouse segment were net income of $140.7 million, or $1.67 per diluted share.
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for fiscal year 2009 were $346.2 million excluding the Westinghouse segment and $159.4 million including the Westinghouse segment. These amounts compare to EBITDA for fiscal year 2008 of $362.5 million excluding the Westinghouse segment and $316.6 million including the Westinghouse segment.
Revenues in fiscal year 2009 increased to a record $7.3 billion from $7.0 billion in the prior year period. New awards totaled a record $14.4 billion, driven primarily by new bookings of three engineering, procurement and construction contracts for six new AP1000™ nuclear reactors in the U.S., as well as several significant contracts within the Environmental & Infrastructure segment. The company’s backlog of unfilled orders at year-end increased 46 percent to $22.7 billion from $15.6 billion at Aug. 31, 2008, driven by record new awards. Approximately $5.1 billion, or 22 percent, of the current backlog is expected to be converted to revenues during the next 12 months.
Net cash from operations for the year was a record $716.9 million compared to $623.9 million in fiscal year 2008. Shaw’s total cash at Aug. 31, 2009, was a record $1.5 billion, up from $936.7 million at Aug. 31, 2008.
“Our financial results in fiscal year 2009 were mixed as we generated record revenues, record operating cash flow, record cash and record new awards,” said J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer. “Operational performance and earnings were strong across the majority of our segments during 2009. However, results from two coal-fired power projects were less than expected, and overall, we continued to record significant non-cash foreign exchange translation losses in our Westinghouse segment because of the weakness of the U.S. dollar relative to the Japanese yen.”
The foreign exchange translation losses amounted to $198.1 million pre-tax, or $121.6 million after-tax, resulting from the dollar declining from 109 to 93 yen per dollar during fiscal year 2009. The prior year period’s results included a non-cash foreign exchange translation loss of $69.7 million pre-tax, or $42.4 million after-tax.
“We believe it is important to focus on the long-term significance of our strategic investment in Westinghouse more than the short-term, non-cash and non-operating income impacts of foreign exchange rates,” said Mr. Bernhard. “We are confident the leadership position our investment provides us will continue to expand as we experience the global resurgence of nuclear power.”
Fourth Quarter Fiscal Year 2009 Results
Net income for the fourth quarter of fiscal year 2009 was $40.5 million, or $0.48 per diluted share excluding the Westinghouse segment and $10.7 million, or $0.13 per diluted share including the Westinghouse segment.
In comparison, the results for the fourth quarter of fiscal year 2008 excluding the Westinghouse segment were net income of $64.7 million, or $0.77 per diluted share, and including the Westinghouse segment were net income of $82.6 million, or $0.98 per diluted share.
The fourth quarter fiscal year results include a non-operating, non-cash foreign exchange translation loss in the Westinghouse segment of $34.6 million pre-tax, or $21.2 million after-tax. The prior year period’s results included a non-cash foreign exchange translation gain of $36.5 million pre-tax, or $22.2 million after-tax.

EBITDA for the fourth quarter of fiscal year 2009 was $77.6 million excluding the Westinghouse segment and $45.7 million including the Westinghouse segment. These amounts compare to EBITDA for fourth quarter of fiscal year 2008 of $100.0 million excluding the Westinghouse segment and $140.3 million including the Westinghouse segment.
Revenues during the three months ended Aug. 31, 2009, were $1.9 billion compared to $1.8 billion in the prior year period. Operating cash flow during the fourth quarter was $271.3 million versus $287.5 million in the fourth quarter of fiscal year 2008.
“Our quarterly earnings were driven by strong earnings from our Energy & Chemicals segment and our Environmental & Infrastructure segment, which is well-positioned to benefit from government spending related to the American Recovery and Reinvestment Act in the coming year,” said Mr. Bernhard. “We are heading into fiscal year 2010 with a strong backlog and record cash. Although we remain cautious about the impact of the global economic recession, we expect that the recent increase in bidding activity should result in increased opportunities throughout our business as we move through fiscal 2010.”
Fiscal Year 2010 Guidance
Our guidance for fiscal year 2010 is as follows:
•	Revenue: Approximately $7.0 billion

•	Earnings per diluted share, excluding the Westinghouse segment: $2.10 — $2.20

•	Operating cash flow: Approximately $375 million
Investment in Westinghouse
The Shaw Group Inc. uses financial results excluding the Westinghouse segment as the preferred measurement of financial performance in communications to investors and the media, as well as internally for budgeting, forecasting, setting incentive compensation targets and reporting results to management and the board of directors. Shaw management believes financial results excluding the Westinghouse segment provide the most meaningful depiction of the company’s financial status, as the Westinghouse segment includes the impact of foreign exchange translation gains/losses that result solely from changes in the U.S. dollar/Japanese yen exchange rates used to translate limited recourse Japanese yen denominated debt to U.S. dollars for financial reporting purposes.
Calculation of EBITDA
The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by

Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Conference Call
A conference call to discuss the company’s financial results will be held today, Thursday, Oct. 29, at 5 p.m. Eastern time (4 p.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 1-800-471-6718 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.
A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 1-888-843-8996 and use pass code 25615003#.
The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2009 annual revenues of $7.3 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 28,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s Web site at www.shawgrp.com.
# # #
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” “includes”, “foresees”, “should”, “would”, “could” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. However, the absence of these words does not mean the statements are not forward looking. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors, including but not limited to current economic conditions. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the Company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2009 AND 2008
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	2009	2008	2009	2008
Revenues	$1,863,298	$1,828,226	$7,279,690	$6,998,011
Cost of revenues	1,709,304	1,674,053	6,672,260	6,411,978

Gross profit	153,994	154,173	607,430	586,033
General and administrative expenses	86,538	63,450	308,683	276,328

Operating income	67,456	90,723	298,747	309,705
Interest expense	(1,121)	(2,014)	(4,919)	(8,595)
Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(8,506)	(9,224)	(68,676)	(37,351)
Interest income	1,888	5,062	10,028	20,936
Foreign currency translation gains (losses) on Japanese Yen-denominated bonds, net	(34,592)	36,537	(198,077)	(69,652)
Other foreign currency transaction gains (losses), net	(951)	(3,058)	1,002	6,627
Other income (expense), net	(3,118)	(2,524)	(5,516)	(1,180)

Income before income taxes, minority interest and earnings from unconsolidated entities	21,056	115,502	32,589	220,490
Provision for income taxes	5,055	32,410	11,880	71,384

Income before minority interest and earnings from unconsolidated entities	16,001	83,092	20,709	149,106
Minority interest	(4,161)	(3,003)	(16,733)	(26,070)
Income from 20% Investment in Westinghouse, net of income taxes	(2,100)	2,329	9,240	15,026
Earnings (losses) from unconsolidated entities, net of income taxes	938	164	1,779	2,655

Net income (loss)	$10,678	$82,582	$14,995	$140,717

Net income (loss) per common share:
Basic	$0.13	$1.00	$0.18	$1.71

Diluted	$0.13	$0.98	$0.18	$1.67

Weighted average shares outstanding:
Basic	83,321	82,935	83,244	82,063
Diluted	84,969	84,569	84,411	84,152

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
as of August 31, 2009 and August 31, 2008
(In thousands, except per share amounts)

	August 31, 2009	August 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$1,029,138	$927,756
Restricted and escrowed cash	81,925	8,901
Short-term investments	342,219	—
Restricted short-term investments	80,000	—
Accounts receivable, including retainage, net	815,862	665,870
Inventories	262,284	241,463
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	599,741	488,321
Deferred income taxes	270,851	93,823
Prepaid expenses	26,703	25,895
Investment in Westinghouse	1,008,442	—
Other current assets	36,083	37,099

Total current assets	4,553,248	2,489,128
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	21,295	19,535
Investment in Westinghouse	—	1,158,660
Property and equipment, at cost	636,402	519,305
Less Accumulated Depreciation	(250,796)	(233,755)

Property and equipment, net	385,606	285,550
Goodwill	501,305	507,355
Intangible assets	20,957	24,065
Deferred income taxes	—	3,245
Other assets	74,763	99,740

Total assets	$5,557,174	$4,587,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$859,753	$731,074
Accrued salaries, wages and benefits	175,750	120,038
Other accrued liabilities	187,020	187,045

Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,308,325	748,395
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,387,954	—
Interest rate swap contract on Japanese Yen-denominated bonds	31,369	—
Short-term debt and current maturities of long-term debt	15,399	6,004

Total current liabilities	3,965,570	1,792,556
Long-term debt, less current maturities	7,627	3,579
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	—	1,162,007
Interest rate swap contract on Japanese Yen-denominated bonds	—	8,802
Deferred income taxes	26,152	—
Other liabilities	109,835	101,522
Minority interest	24,691	29,082
Contingencies and commitments
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 89,316,057 and 89,195,901 shares issued, respectively; and 83,606,808 and 83,535,441 shares outstanding, respectively	1,237,727	1,204,914
Retained earnings	423,651	409,376
Accumulated other comprehensive loss	(121,966)	(9,609)
Treasury stock, 5,709,249 shares and 5,660,460 shares, respectively	(116,113)	(114,951)

Total shareholders’ equity	1,423,299	1,489,730

Total liabilities and shareholders’ equity	$5,557,174	$4,587,278

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2009 AND 2008
REVENUES BY GEOGRAPHY
(In millions)

	Three Months				Twelve Months
	2009		2008		2009		2008
	(In millions)%		(In millions)%		(In millions)%		(In millions)%
United States	$1,425.2	77	$1,355.8	74	$5,669.7	78	$5,422.2	78
Asia/Pacific Rim	303.7	16	220.2	12	978.4	13	573.0	8
Middle East	82.8	4	175.5	10	386.3	5	719.5	10
United Kingdom and other European Countries	25.4	1	52.2	3	127.9	2	193.9	3
South America and Mexico	8.4	1	7.7	—	51.8	1	33.6	1
Canada	9.8	1	9.5	1	37.7	1	25.4	—
Other	8.0	—	7.3	—	27.9	—	30.4	—

Total revenues	$1,863.3	100%	$1,828.2	100%	$7,279.7	100%	$6,998.0	100%

BACKLOG BY SEGMENT
(In millions)

	August 31, 2009%		August 31, 2008%

Fossil, Renewables & Nuclear	$12,795.1	56	$6,109.7	39
E&I	5,439.0	24	5,155.4	33
E&C	1,298.6	6	2,175.5	14
Maintenance	1,808.1	8	1,423.3	9
F&M	1,374.8	6	763.1	5

Total backlog	$22,715.6	100%	$15,627.0	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2009 AND 2008
(In millions, except percentages)

	Three Months		Twelve Months
	2009	2008	2009	2008
Revenues
Fossil, Renewables & Nuclear	$708.1	$736.4	$2,581.2	$2,655.1
E&I	532.4	378.2	1,835.5	1,462.1
E&C	379.5	375.4	1,371.5	1,283.3
Maintenance	124.8	173.2	864.1	1,018.2
F&M	118.0	164.5	623.4	576.6
Corporate	0.5	0.5	4.0	2.7

Total revenues	$1,863.3	$1,828.2	$7,279.7	$6,998.0

Gross profit
Fossil, Renewables & Nuclear	$32.2	$27.4	$87.0	$153.1
E&I	50.4	32.1	161.7	105.9
E&C	44.8	47.5	198.7	124.3
Maintenance	1.7	5.0	17.8	49.4
F&M	24.3	41.5	138.0	150.0
Corporate	0.6	0.7	4.2	3.3

Total gross profit	$154.0	$154.2	$607.4	$586.0

Gross profit percentage
Fossil, Renewables & Nuclear	4.5%	3.7%	3.4%	5.8%
E&I	9.5	8.5	8.8	7.2
E&C	11.8	12.7	14.5	9.7
Maintenance	1.4	2.9	2.1	4.9
F&M	20.6	25.2	22.1	26.0
Corporate	NM	NM	NM	NM

Total gross profit percentage	8.3%	8.4%	8.3%	8.4%

NM — Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
for the twelve months ended August 31, 2009
(in millions, except per share data)

	FY 2009
	Twelve months ended August 31, 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$7,279.7	$—	$7,279.7
Cost of revenues	6,672.3	—	6,672.3

Gross profit	607.4	—	607.4

General and administrative expenses	308.6	0.1	308.5

Operating income (loss)	298.8	(0.1)	298.9

Interest expense	(4.9)	—	(4.9)
Interest expense on JPY-denominated bonds including accretion and amortization	(68.7)	(68.7)	—
Interest income	10.0	—	10.0
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(198.1)	(198.1)	—
Other foreign currency transaction gains (losses), net	1.0	—	1.0
Other income (expense), net	(5.5)	—	(5.5)

	(266.2)	(266.8)	0.6
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	32.6	(266.9)	299.5
Provision (benefit) for income taxes	11.9	(102.4)	114.3

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	20.7	(164.5)	185.2

Minority interest	(16.7)	—	(16.7)
Income from 20% Investment in Westinghouse, net of income taxes	9.2	9.2	—
Earnings (losses) from unconsolidated entities, net of income taxes	1.8	—	1.8

Net income (loss)	$15.0	$(155.3)	$170.3

Net income (loss) per common share:
Basic income (loss) per common share	$0.18	$(1.87)	$2.05

Diluted income (loss) per common share	$0.18	$(1.84)	$2.02

Weighted average shares outstanding:
Basic	83.2	83.2	83.2
Diluted	84.4	84.4	84.4

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
for the twelve months ended August 31, 2008
(in millions, except per share data)

	FY 2008
	Twelve months ended August 31, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$6,998.0	$—	$6,998.0
Cost of revenues	6,412.0	—	6,412.0

Gross profit	586.0	—	586.0

General and administrative expenses	276.3	0.9	275.4

Operating income (loss)	309.7	(0.9)	310.6

Interest expense	(8.6)	—	(8.6)
Interest expense on JPY-denominated bonds including accretion and amortization	(37.4)	(37.4)	—
Interest income	20.9	—	20.9
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(69.7)	(69.7)	—
Other foreign currency transaction gains (losses), net	6.6	—	6.6
Other income (expense), net	(1.0)	0.1	(1.1)

	(89.2)	(107.0)	17.8
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	220.5	(107.9)	328.4
Provision (benefit) for income taxes	71.4	(42.2)	113.6

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	149.1	(65.7)	214.8

Minority interest	(26.1)	—	(26.1)
Income from 20% Investment in Westinghouse, net of income taxes	15.0	15.0	—
Earnings (losses) from unconsolidated entities, net of income taxes	2.7	—	2.7

Net income (loss)	$140.7	$(50.7)	$191.4

Net income (loss) per common share:
Basic income (loss) per common share	$1.71	$(0.62)	$2.33

Diluted income (loss) per common share	$1.67	$(0.60)	$2.27

Weighted average shares outstanding:
Basic	82.1	82.1	82.1
Diluted	84.2	84.2	84.2

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
for the three months ended August 31, 2009
(in millions, except per share data)

	Q-4 FY 2009
	Quarter ended August 31, 2009
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,863.3	$—	$1,863.3
Cost of revenues	1,709.3	—	1,709.3

Gross profit	154.0	—	154.0

General and administrative expenses	86.5	0.0	86.5

Operating income (loss)	67.5	(0.0)	67.5

Interest expense	(1.1)	—	(1.1)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.5)	(8.5)	—
Interest income	1.9	—	1.9
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(34.6)	(34.6)	—
Other foreign currency transaction gains (losses), net	(1.0)	—	(1.0)
Other income (expense), net	(3.1)	—	(3.1)

	(46.4)	(43.1)	(3.3)
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	21.1	(43.1)	64.2
Provision (benefit) for income taxes	5.1	(15.4)	20.5

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	16.0	(27.7)	43.7

Minority interest	(4.2)	—	(4.2)
Income from 20% Investment in Westinghouse, net of income taxes	(2.1)	(2.1)	—
Earnings (losses) from unconsolidated entities, net of income taxes	1.0	—	1.0

Net income (loss)	$10.7	$(29.8)	$40.5

Net income (loss) per common share:
Basic income (loss) per common share	$0.13	$(0.36)	$0.49

Diluted income (loss) per common share	$0.13	$(0.35)	$0.48

Weighted average shares outstanding:
Basic	83.3	83.3	83.3
Diluted	85.0	85.0	85.0

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
for the three months ended August 31, 2008
(in millions, except per share data)

	Q-4 FY 2008
	Quarter ended August 31, 2008
	Reported	Westinghouse	Excluding
	Results	Segment	Westinghouse

Revenues	$1,828.2	$—	$1,828.2
Cost of revenues	1,674.0	0.0	1,674.0

Gross profit	154.2	0.0	154.2

General and administrative expenses	63.5	0.1	63.4

Operating income (loss)	90.7	(0.1)	90.8

Interest expense	(2.0)	0.0	(2.0)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.2)	(9.2)	0.0
Interest income	5.1	0.0	5.1
Foreign currency translation gains (losses) on JPY-denominated bonds, net	36.5	36.5	0.0
Other foreign currency transaction gains (losses), net	(3.1)	0.0	(3.1)
Other income (expense), net	(2.5)	0.0	(2.5)

	24.8	27.3	(2.5)
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	115.5	27.2	88.3
Provision (benefit) for income taxes	32.4	11.7	20.7

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	83.1	15.5	67.6

Minority interest	(3.0)	0.0	(3.0)
Income from 20% Investment in Westinghouse, net of income taxes	2.3	2.4	(0.1)
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	0.0	0.2

Net income (loss)	$82.6	$17.9	$64.7

Net income (loss) per common share:
Basic income (loss) per common share	$1.00	$0.22	$0.78

Diluted income (loss) per common share	$0.98	$0.21	$0.77

Weighted average shares outstanding:
Basic	82.9	82.9	82.9
Diluted	84.6	84.6	84.6

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Reconciliation of EBITDA calculation for the twelve months ended August 31, 2009

	FY 2009
			Excluding
(in millions)	Consolidated	Westinghouse Segment	Westinghouse

Net Income (Loss)	$15.0	$(155.3)	$170.3

Interest Expense	73.6	68.7	4.9
Depreciation and Amortization	55.5	—	55.5
Provision for Income Taxes	11.9	(102.4)	114.3
Income Taxes on Unconsolidated Subs	3.4	2.2	1.2

EBITDA	$159.4	$(186.8)	$346.2

Reconciliation of EBITDA calculation for the twelve months ended August 31, 2008

	FY 2008
			Excluding
(in millions)	Consolidated	Westinghouse Segment	Westinghouse

Net Income (Loss)	$140.7	$(50.7)	$191.4

Interest Expense	46.0	37.4	8.6
Depreciation and Amortization	47.3	—	47.3
Provision for Income Taxes	71.4	(42.2)	113.6
Income Taxes on Unconsolidated Subs	11.2	9.6	1.6

EBITDA	$316.6	$(45.9)	$362.5

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Reconciliation of EBITDA calculation for the three months ended August 31, 2009

	Q-4 FY 2009
			Excluding
(in millions)	Consolidated	Westinghouse Segment	Westinghouse

Net Income (Loss)	$10.7	$(29.8)	$40.5

Interest Expense	9.6	8.5	1.1
Depreciation and Amortization	14.9	—	14.9
Provision for Income Taxes	5.1	(15.4)	20.5
Income Taxes on Unconsolidated Subs	5.4	4.8	0.6

EBITDA	$45.7	$(31.9)	$77.6

Reconciliation of EBITDA calculation for the three months ended August 31, 2008

	Q-4 FY 2008
			Excluding
(in millions)	Consolidated	Westinghouse Segment	Westinghouse

Net Income (Loss)	$82.6	$17.9	$64.7

Interest Expense	11.2	9.2	2.0
Depreciation and Amortization	12.5	—	12.5
Provision for Income Taxes	32.4	11.7	20.7
Income Taxes on Unconsolidated Subs	1.6	1.5	0.1

EBITDA	$140.3	$40.3	$100.0